UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2015

Ares Commercial Real Estate Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North Wacker Drive, 48th Floor, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 252-7500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2015, Ares Commercial Real Estate Corporation (the “Company”), through its subsidiary ACRC Lender B LLC (“ACRC”), entered into a $50.0 million Bridge Loan Warehousing Credit and Security Agreement (the “BAML Facility”) with Bank of America, N.A. (“BAML”) pursuant to which ACRC may obtain advances secured by eligible commercial mortgage loans collateralized by healthcare facilities and other multifamily properties.  BAML may approve the loans on which advances are made under the BAML Facility in its sole discretion. ACRC paid BAML a commitment fee at closing of the BAML Facility.

Individual advances under the BAML Facility generally have a two year maturity, subject to a one-year extension upon the satisfaction of certain conditions, including the payment of an extension fee. The final maturity date of the BAML Facility is May 26, 2019. Advances under the BAML Facility will accrue interest at a per annum rate equal to one-month LIBOR plus a spread ranging from 2.25% to 2.75% depending upon the type of asset securing such advance. The BAML Facility contains mandatory prepayment events with respect to individual advances if certain specified coverage ratio or other credit based tests are not met with respect to the related eligible assets.

The BAML Facility is fully guaranteed by the Company and a subsidiary of the Company has pledged its equity interest in ACRC to secure the obligations under the BAML Facility. The agreements governing the BAML Facility contain various customary representations and warranties, and impose certain customary covenants on ACRC Lender and the Company, including that the Company is obligated to maintain certain ratios of debt to net worth, fixed charges and other financial conditions.

The foregoing description of the BAML Facility is only a summary of certain material provisions of the agreements governing the BAML Facility and is qualified in its entirety by reference to a copy of such agreements, which are filed herewith as Exhibits 10.1, 10.2 and 10.3.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit Number	Exhibit Description
10.1	Bridge Loan Warehousing Credit and Security Agreement, dated as of May 27, 2015, by and among ACRC Lender B LLC, Bank of America, N.A., as Administrative Agent and Lender and the other Lenders.
10.2

Guaranty Agreement, dated as of May 27, 2015, by Ares Commercial Real Estate Corporation, in favor of Bank of America, N.A., as Administrative Agent and Lender and for the benefit of the other Lenders.

10.3	Pledge and Security Agreement, dated as of May 27, 2015, by and between ACRC Lender LLC and Bank of America, N.A., as Administrative Agent and Lender and for the benefit of the other Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       June 2, 2015

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Vice President and Secretary